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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 2, 2012 (except for the paragraph under the caption "Immaterial Reclassification of Research and Development Costs" within Note 2, as to which the date is May 21, 2012, and except for the paragraph under the caption "Common Stock Splits" within Note 12, as to which the date is                , 2012) in Amendment No. 5 to the registration statement (Form S-1 No. 333-180515) and related Prospectus of Stemline Therapeutics, Inc. dated October 22, 2012.

                      Ernst & Young LLP

MetroPark, New Jersey

The foregoing consent is in the form that will be signed upon the completion of the reverse stock split described under the caption "Common Stock Splits" within Note 12 to the financial statements.

                      /s/ Ernst & Young LLP

MetroPark, New Jersey
October 22, 2012

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm